Exhibit 99.1

FOR RELEASE:	January 29, 2008

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS RECORD ASSETS OF $174 MILLION

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation  (OTC:BB “WFSC”) reported consolidated net income of $488 thousand for the three months ended December 31, 2007 compared to $620 thousand for the comparable period in 2007 – a decrease of 21%.  On a diluted per share basis, earnings for the three-month periods of 2007 and 2006 were $.21 vs. $.27 – a decrease of 22%.  The decrease in earnings was primarily attributable to an increased provision for loan losses, which reflects strong loan growth during the period, net losses incurred at Bank of Asheville Mortgage Company and higher overhead to support loan and deposit growth. Pre-provision, pre-tax income, a non-GAAP measure the Company uses to provide a more representative comparison of operational performance decreased by $61,038 or 6% during the fourth quarter of 2007.  Asset quality demonstrated continued improvement with nonperforming assets totaling less than .2% of total assets.

For the twelve-month period ended December 31, 2007, net income totaled $2.0 million compared to $2.1 million for the comparable period in 2006 – a decrease of .8%.  On a diluted per share basis, earnings for the twelve-month periods ended December 31, 2007 and 2006, respectively, were $.89 vs. $.91 – a decrease of 2%.  The decrease in earnings resulted from the addition of a fifth full-service banking office, which opened during the latter part of 2006, increased provision for loan losses to support loan growth and increased overhead to support loan and deposit growth.  Pre-provision, pre-tax income totaled $3,581,458 in 2007, which represented an increase of $158,403 or 5% compared to $3,423,055 in 2006.

At December 31, 2007, consolidated assets totaled $174.3 million – an 11% increase over December 31, 2006.   Asset growth was primarily realized in loans, which increased 11% to $135.7 million.  At December 31, 2007, the Company’s allowance for loan losses represented 1.54% of outstanding loans.   Deposits reflected 11% growth to $149.2 million at December 31, 2007 compared to the prior year.  Shareholders’ equity increased 17% over December 31, 2006 to $15.2 million at December 31, 2007.

Return on assets was 1.13% compared to 1.54%, and return on equity was 13.01% compared to 19.49% for the three-month periods ended December 31, 2007 and 2006, respectively.  For the twelve-month periods ended December 31, 2007 and 2006, respectively, return on assets was 1.24% compared to 1.39%, and return on equity was 14.62% compared to 17.68%.

G. Gordon Greenwood, President and Chief Executive Officer, stated, “Earnings were largely attributable to sustained improvement in asset quality and a healthy demand for loans.  Our local economy continues to reflect steady growth, which has benefited all of our offices.  The Bank has no subprime exposure in either its loan or investment portfolios, and we maintained a conservative loan loss reserve of 1.54% of loans outstanding.”

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust, and 50% interest in Bank of Asheville Mortgage Company, LLC, a mortgage broker.  The bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.  Bank of Asheville Mortgage Company, LLC operates four offices – Downtown Asheville, South Asheville, Hendersonville and Waynesville.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	% change	2007	2006	% change
Consolidated earning summary:
Interest income	$3,285,876	$3,102,808	5.9%	$12,901,434	$11,121,208	16.0%
Interest expense	1,355,650	1,232,763	10.0%	5,295,506	4,195,951	26.2%
Net interest income	1,930,226	1,870,045	3.2%	7,605,928	6,925,257	9.8%
Provision for loan losses	181,755	71,445	154.4%	406,725	284,645	42.9%
Net interest income after
provision for loan losses	1,748,471	1,798,600	-2.8%	7,199,203	6,640,612	8.4%
Other income	397,499	472,841	-15.9%	1,528,766	1,412,525	8.2%
Other expenses	1,411,526	1,365,649	3.4%	5,553,236	4,914,727	13.0%
Income before taxes	734,444	905,792	-18.9%	3,174,733	3,138,410	1.2%
Income taxes	245,969	285,431	-13.8%	1,128,727	1,075,678	4.9%
Net income	$488,475	$620,361	-21.3%	$2,046,006	$2,062,732	-0.8%
Earnings per share - Basic*	$0.23	$0.30	-23.3%	$0.97	$0.98	-1.0%
Earnings per share - Diluted*	0.21	0.27	-22.2%	0.89	0.91	-2.2%
Average Shares - Basic*	2,117,973	2,101,842	0.8%	2,111,612	2,101,740	0.5%
Average Shares - Diluted*	2,283,290	2,281,825	0.1%	2,286,662	2,273,528	0.6%
Consolidated balance sheet data:
Total Assets				$174,257,998	$157,644,462	10.5%
Total Deposits				149,191,016	134,871,081	10.6%
Loans (gross)				135,734,224	122,463,720	10.8%
Investments				26,113,294	26,241,010	-0.5%
Shareholders' Equity				15,179,239	12,972,853	17.0%
Consolidated average balance sheet data:
Total Assets	$171,465,008	$159,861,014	7.3%	$165,663,527	$148,160,685	11.8%
Total Deposits	146,633,893	136,218,131	7.7%	141,059,696	125,581,887	12.3%
Loans (gross)	133,456,205	120,915,750	10.4%	127,403,492	111,294,892	14.5%
Investments	26,579,297	25,597,572	3.8%	26,519,393	26,042,834	1.8%
Shareholders' Equity	14,893,132	12,626,175	18.0%	13,997,104	11,666,996	20.0%
Consolidated performance ratios:
Return on average assets**	1.13%	1.54%		1.24%	1.39%
Return on average equity**	13.01%	19.49%		14.62%	17.68%
Capital to Assets	8.69%	7.90%		8.45%	7.87%
Consolidated asset quality data and ratios:
Nonaccruing loans				$195,683	$975,190	-79.9%
Accruing loans 90 days past due				-	-	-
Nonperforming loans				195,683	975,190	-79.9%
Foreclosed properties				87,787	106,000	-17.2%
Nonperforming assets				283,470	1,081,190	-73.8%
Allowance for loan losses				2,090,125	1,884,080	10.9%
Loans charged off				256,741	218,455	17.5%
Recoveries of loans charged off				56,061	57,513	-2.5%
Net loan charge-offs				200,680	160,942	24.7%
Net charge-offs to average loans**				0.16%	0.14%	8.9%
Nonperforming loans to total assets				0.11%	0.62%	-81.9%
Allowance coverage of nonperforming loans				1068.12%	193.20%	452.9%
Allowance for loan losses to gross loans				1.54%	1.54%	0.1%

*Shares and per share amounts for 5-for-4 stock dividend paid in June 2007
**Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2007	2007	2007	2007	2006
Consolidated earning summary:
Interest income	$3,285,876	$3,314,963	$3,206,796	$3,093,799	$3,102,808
Interest expense	1,355,650	1,363,045	1,315,067	1,261,744	1,232,763
Net interest income	1,930,226	1,951,918	1,891,729	1,832,055	1,870,045
Provision for loan losses	181,755	137,395	69,720	17,855	71,445
Net interest income after provision for loan losses	1,748,471	1,814,523	1,822,009	1,814,200	1,798,600
Other income	397,499	386,784	394,114	350,369	472,841
Other expenses	1,411,526	1,368,193	1,398,247	1,375,270	1,365,649
Income before taxes	734,444	833,114	817,876	789,299	905,792
Income taxes	245,969	300,186	293,304	289,268	285,431
Net income	$488,475	$532,928	$524,572	$500,031	$620,361
Earnings per share - Basic*	$0.23	$0.25	$0.25	$0.24	$0.30
Earnings per share - Diluted*	0.21	0.23	0.23	0.22	0.27
Average Shares - Basic*	2,117,973	2,113,485	2,104,131	2,103,993	2,101,842
Average Shares - Diluted*	2,283,290	2,287,007	2,282,642	2,286,793	2,281,825
Consolidated balance sheet data:
Total Assets	$174,257,998	$170,393,834	$164,412,455	$167,085,504	$157,644,462
Total Deposits	149,191,016	145,911,704	140,915,216	143,988,696	134,871,081
Loans (gross)	135,734,224	129,952,653	123,199,519	125,721,582	122,463,720
Investments	26,113,294	27,050,604	25,777,376	27,095,590	26,241,010
Shareholders' Equity	15,179,239	14,519,658	13,681,118	13,477,355	12,972,853
Consolidated average balance sheet data:
Total Assets	$171,465,008	$166,531,452	$163,905,840	$160,622,510	$159,861,014
Total Deposits	146,633,893	142,455,579	137,448,436	137,597,472	136,218,131
Loans (gross)	133,456,205	125,301,745	127,164,672	123,606,201	120,915,750
Investments	26,579,297	26,531,300	26,733,213	26,232,122	25,597,572
Shareholders' Equity	14,893,132	14,071,165	13,752,135	13,253,343	12,626,175
Consolidated performance ratios:
Return on average assets**	1.13%	1.27%	1.28%	1.26%	1.54%
Return on average equity**	13.01%	15.03%	15.30%	15.30%	19.49%
Capital to Assets	8.69%	8.45%	8.39%	8.25%	7.90%
Consolidated asset quality data and ratios:
Nonaccruing loans	$195,683	$96,968	$326,865	$780,484	$975,190
Accruing loans 90 days past due	-	-	1,000	-	-
Nonperforming loans	195,683	96,968	327,865	780,484	975,190
Foreclosed properties	87,787	87,787	574,633	103,000	106,000
Nonperforming assets	283,470	184,755	902,498	883,484	1,081,190
Allowance for loan losses	2,090,125	1,968,455	1,929,498	1,888,059	1,884,080
Loans charged off	89,549	108,174	38,846	20,172	58,768
Recoveries of loans charged off	29,464	9,735	10,567	6,295	8,593
Net loan charge-offs	60,085	98,439	28,279	13,877	50,175
Net charge-offs to average loans**	0.18%	0.31%	0.09%	0.05%	0.16%
Nonperforming loans to total assets	0.11%	0.06%	0.20%	0.47%	0.62%
Allowance coverage of nonperforming loans	1068.12%	2030.00%	588.50%	241.91%	193.20%
Allowance for loan losses to gross loans	1.54%	1.51%	1.57%	1.50%	1.54%

*Shares and per share amounts for 5-for-4 stock dividend paid in June 2007
** Annualized based on number of days in the period.

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